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                                                        EXHIBIT 21


                SUBSIDIARIES OF MILLENNIUM PHARMACEUTICALS, INC.


      Name of Subsidiary                     Jurisdiction of Organization
      ------------------                     ----------------------------
      ChemGenics Pharmaceuticals Inc.                 Delaware